Exhibit 99.1

Media Release

Sept. 29, 2020

U.S. DISTRICT COURT UPHOLDS FTC’S DECISION TO BLOCK

PEABODY AND ARCH’S JOINT VENTURE OF PRB/COLORADO ASSETS

ST. LOUIS, Sept. 29, 2020 –Peabody (NYSE: BTU) today announced that the U.S. District Court concluded its review and is supporting Federal Trade Commission (FTC) efforts to block the formation of the joint venture combining the companies’ Powder River Basin (PRB) and Colorado assets.

“We are deeply disappointed with the court’s decision as the intense all-fuels competition is clearly apparent to us,” said Peabody President and CEO Glenn Kellow. “Our focus now is on continuing to be the low-cost PRB coal provider to best compete against natural gas and subsidized renewables. We remain committed to ensuring our customers continue to have access to a reliable and affordable fuel source.”

Peabody is a leading coal producer, serving customers in more than 25 countries on six continents. We provide essential products to fuel baseload electricity for emerging and developed countries and create the steel needed to build foundational infrastructure. Our commitment to sustainability underpins our activities today and helps to shape our strategy for the future. For further information, visit PeabodyEnergy.com.

Contact:

Peabody

314.342.4351